As filed with the Securities and Exchange Commission on December 11, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

THE GAP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	94-1697231
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Folsom Street, San Francisco, CA 94105

(Address of Principal Executive Offices) (Zip Code)

GAPSHARE

(Full title of the plan)

Michelle Banks, Esq.

The Gap, Inc.

Two Folsom Street

San Francisco, CA 94105

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (650) 952-4400

Copies to:

Nancy S. Gerrie, Esq.

McDermott, Will & Emery LLP

227 West Monroe Street

Chicago, IL 60606

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.05 par value	3,000,000	$20.48	$61,440,000	$1886.21

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the GapShare 401(k) Plan.

(2)	The proposed maximum offering price per share was computed pursuant to Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee, on the basis of $20.48 per share, the average of the high and low prices per share of the Registrant’s Common Stock on December 5, 2007, as reported on the New York Stock Exchange.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) the latest annual report of The Gap, Inc. (the “Company” or the “Registrant”) filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in clause (i) above (other than the portions of these documents not deemed to be filed); and (iii) the description of the Company’s common stock set forth in the Company’s Registration Statement on Form 8-B relating thereto, including any amendment or report filed for the purpose of updating such description. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates all securities offered have been sold or which deregisters all securities then remaining unsold (other than the portions of these documents not deemed to be filed), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.	DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “GCL”), as such law currently exists or may be amended so long as any such amendment authorizes action further eliminating or limiting the personal liabilities of directors, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Under the Bylaws of the Company, each director and officer of the Company is entitled to indemnification to the fullest extent permitted by the laws of the State of Delaware against all expenses, liabilities and losses, judgments, fines and amounts paid in settlement incurred in connection with any pending, threatened or completed action, suit or proceeding in which he or she may be involved by reason of the fact that he or she is or was a director or officer of the Company or serving at the request of the Company as director or officer of an entity affiliated with the Company, provided that the standards of conduct specified in the GCL have been satisfied. Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding (other than a derivative action) by reason of the fact that he or she is or was a director or officer or is or was serving at the request of the corporation as an agent of another entity, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. In regard to a derivative action, indemnification may not be made in respect of any matter as to which an officer or director is adjudged to be liable unless the Delaware Court of Chancery, or the court in which such action was brought, shall determine that such person is fairly and reasonably entitled to indemnification.

The Company carries insurance policies indemnifying its directors and officers against liabilities arising from certain acts performed by them in their respective capacities as such. The policies also provide for reimbursement of the Company for any sums it may be required or permitted to pay pursuant to applicable law to its directors and officers by way of indemnification against liabilities incurred by them in their capacities as such.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8.	EXHIBITS

4.1	GapShare Plan Document (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on January 24, 1996, Commission File No. 1-7562).

4.2

Certificate of Amendment of Amended and Restated Certificate of Incorporation of The Gap, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended January 29, 2000, Commission File No.

1-7562).

4.3	Amended and Restated Certificate of Incorporation of The Gap, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended January 30, 1993, Commission File No. 1-7562).

4.4	Amended and Restated Bylaws of The Gap, Inc. dated July 24, 2007, filed as Exhibit 3.1 to Registrant’s Form 8-K on July 26, 2007, Commission File No. 1-7562.

5.1	Opinion of McDermott, Will & Emery LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of McDermott, Will & Emery LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney of Directors.

ITEM 9.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 11th day of December, 2007.

THE GAP, INC. (Registrant)

By	/s/ Glenn Murphy
Glenn Murphy Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:

/s/ Glenn Murphy Glenn Murphy	Chairman and Chief Executive Officer	December 11, 2007

Principal Financial and Principal Accounting Officer:

/s/ Sabrina L. Simmons Sabrina Simmons	Executive Vice President – Finance and acting Chief Financial Officer	December 11, 2007

Directors:

* Howard P. Behar	Director	December 11, 2007

* Adrian D. P. Bellamy	Director	December 11, 2007

* Domenico De Sole	Director	December 11, 2007

* Donald G. Fisher	Director	December 11, 2007

* Doris F. Fisher	Director	December 11, 2007

* Robert J. Fisher	Director	December 11, 2007

* Penelope L. Hughes	Director	December 11, 2007

* Bob L. Martin	Director	December 11, 2007

* Jorge P. Montoya	Director	December 11, 2007

* Glenn Murphy	Director	December 11, 2007

* James M. Schneider	Director	December 11, 2007

* Mayo A. Shattuck III	Director	December 11, 2007

* Kneeland C. Youngblood	Director	December 11, 2007

Represents a majority of the members of the Board of Directors.

*By:	/s/ Michelle Banks
Michelle Banks
Attorney-in-Fact**

**	By authority of the Power of Attorney of Directors filed as Exhibit 24.1 to this Registration Statement.

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other presons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 11th day of December, 2007.

GAPSHARE (Plan)

By	/s/ Bill Tompkins
Bill Tompkins
Vice President – Human Resources, The Gap, Inc.

EXHIBIT INDEX

4.1	GapShare Plan Document (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on January 24, 1996, Commission File No. 1-7562).

4.2

Certificate of Amendment of Amended and Restated Certificate of Incorporation of The Gap, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended January 29, 2000, Commission File No.

1-7562).

4.3	Amended and Restated Certificate of Incorporation of The Gap, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended January 30, 1993, Commission File No. 1-7562).

4.4	Amended and Restated Bylaws of The Gap, Inc. dated July 24, 2007, filed as Exhibit 3.1 to Registrant’s Form 8-K on July 26, 2007, Commission File No. 1-7562.

5.1	Opinion of McDermott, Will & Emery LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of McDermott, Will & Emery LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney of Directors.